UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 1, 2009
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-49728	87-0617894
(State of Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

118-29 Queens Boulevard, Forest Hills, New York	11375
(Address of principal executive offices)	(Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-12.1: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
EX-23: CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM
EX-99.1: RISK FACTORS AND CONSOLIDATED FINANCIAL DATA
EX-99.2: MANAGEMENT'S DISCUSSION AND ANALYSIS
EX-99.3: CONSOLIDATED FINANCIAL STATEMENTS

Item 8.01     Other Events
JetBlue Airways Corporation (the Company) is filing this Current Report on Form 8-K solely to show the effects of the adoption of Financial Accounting Standards Board (FASB) Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), or FSP APB 14-1, on the accounting for the Company’s 2005 3.75% convertible unsecured notes due 2035 in its historical annual financial information included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the 2008 10-K).
FSP APB 14-1 requires issuers of certain convertible debt instruments that may be settled wholly or partially in cash on conversion or settlement to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuers’ nonconvertible debt borrowing rate.   The Company adopted FSB APB 14-1 as of January 1, 2009. FSP APB 14-1 requires retroactive application to all periods presented, early adoption was not permitted.  The adoption of FSP APB 14-1 impacts the historical accounting for the Company’s 3.75% convertible unsecured notes due 2035 (the 3.75% notes) and will result in the recognition of additional financial accounting interest expense of approximately $6 million for 2009 and $1 million for 2010. The retroactive application of FSP APB 14-1 resulted in the recognition of additional interest expense of $10 million in each of 2008, 2007 and 2006, respectively. Additionally, this retroactive application increased our net loss by $9 million and $6 million in 2008 and 2006, respectively, and decreased our net income by $6 million in 2007. Adoption also resulted in our diluted loss per share increasing by $0.03 and $0.04 in 2008 and 2006, respectively and our diluted earnings per share decreasing by $0.04 in 2007. Comparative financial statements of prior years have been recast to apply this new accounting standard retroactively. The information in this Form 8-K is not an amendment to or restatement of our 2008 Form 10-K.
The following historical annual financial information reflecting the retroactive application of FSP APB 14-1 is attached as exhibits to, and included in, this Form 8-K and supersedes in its entirety the information in Items 1A, 6, 7, 7A and 8 of the 2008 10-K:
•	Risk Factors (Item 1A) and Selected Consolidated Financial Data for the years ended December 31, 2004 through 2008 (Item 6)

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 2008, 2007 and 2006 (Item 7)

•	Quantitative and Qualitative Disclosures About Market Risk (Item 7A)

•	Consolidated Financial Statements as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006 and notes to the consolidated statements (Item 8)
The information in this Form 8-K does not reflect any event or development occurring after February 13, 2009, the date on which the Company filed its 2008 10-K. Except as described above, we have not modified or updated any disclosures in our 2008 Form 10-K. This Current Report on Form 8-K should be read in conjunction with our 2008 Form 10-K. For a discussion of events and developments subsequent to the filing of the Company’s 2008 Form 10-K, please refer to the Company’s Securities and Exchange Commission filings since that date. In our Quarterly Report on Form 10-Q for the period ended March 31, 2009, we adjusted the unaudited condensed consolidated financial statements for the quarter ended March 31, 2008 to reflect the retroactive application of FSP APB 14-1.
Item 9.01     Financial Statements and Exhibits
d)                  Exhibits

Exhibit 12.1	Computation of Ratio of Earnings to Fixed Charges

Exhibit 23	Consent of Independent Registered Public Accounting Firm

Exhibit 99.1	Risk Factors and Selected Consolidated Financial Data with Retroactive Application of FSP APB 14-1

Exhibit 99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures about Market Risk with Retroactive Application of FSP APB 14-1

Exhibit 99.3	Consolidated Financial Statements with Retroactive Application of FSP APB 14-1

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
/s/ Donald Daniels
DONALD DANIELS
Vice President, Controller and Chief Accounting Officer (principal accounting officer)

Dated:  June 1, 2009

EXHIBIT INDEX

Exhibit 12.1	Computation of Ratio of Earnings to Fixed Charges

Exhibit 23	Consent of Independent Registered Public Accounting Firm

Exhibit 99.1	Risk Factors and Selected Consolidated Financial Data with Retroactive Application of FSP APB 14-1

Exhibit 99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures about Market Risk with Retroactive Application of FSP APB 14-1

Exhibit 99.3	Consolidated Financial Statements with Retroactive Application of FSP APB 14-1